EXHIBIT 99.1
FORM OF ARTICLES OF ASSOCIATION
OF
ENSCO INTERNATIONAL PLC

A	A
COMPANY NO. 7023598
THE COMPANIES ACTS 1985 TO 2006
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PUBLIC COMPANY LIMITED BY SHARES
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ARTICLES OF ASSOCIATION
OF
ENSCO INTERNATIONAL PLC
PRELIMINARY
1.	ARTICLES OF ASSOCIATION

These Articles constitute the articles of association of the Company. No regulations contained in any statute or subordinate legislation, including the regulations contained in the Schedule to The Companies (Tables A to F) Regulations 1985 (as amended), apply to the Company.

2.	INTERPRETATION

2.1	In these Articles, unless the context otherwise requires, the following words and expressions have the following meanings:

“Acts” means CA 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under CA 2006 or any such other enactment), so far as they apply to or affect the Company;

“ADR Depositary” means a depositary or custodian or other person approved by the board who holds shares in the Company under arrangements where either the depositary or some other person issues American Depositary Receipts which evidence American Depositary Shares representing shares in the Company;

“American Depositary Receipts” means the certificates issued by the ADR Depositary to evidence the American Depositary Shares;

“American Depositary Shares” means American Depositary Shares which represent shares in the Company and are evidenced by American Depositary Receipts;

“Articles” means the articles of association of the Company as altered from time to time;

“auditors” or “external auditors” means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

“board” means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (excluding Saturday) on which banks generally are open in the City of London and New York for the transaction of normal banking business;

“CA 2006” means the Companies Act 2006;

“certificated” in relation to a share means a share which is not in uncertificated form;

“Class A Ordinary Shareholders” means the holders for the time being of the allotted and issued Class A Ordinary Shares;

“Class B Ordinary Shareholders” means the holders for the time being of the allotted and issued Class B Ordinary Shares;

“Class A Ordinary Shares” means the class A ordinary shares of US$0.10 each in the share capital of the Company;

“Class B Ordinary Shares” means the class B ordinary shares of £1.00 each in the share capital of the Company;

“clear days” in relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company” means Ensco International plc;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Acts;

“director” means a director of the Company;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“electronic form” has the same meaning as in section 1168 of CA 2006;

“electronic means” has the same meaning as in section 1168 of CA 2006;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“financial year” in relation to a company is determined as follows:
(a)	its first financial year begins with the first day of its first accounting reference period and ends with the last day of that period or any other date, not more than seven days before or after the end of that period, as the board may determine; and

(b)	subsequent financial years begin with the day immediately following the end of the company’s previous financial year and end with the last day of its next accounting reference period or any other date, not more than seven days before or after the end of that period, as the board may determine;

“hard copy form” and “hard copy” have the same meanings as in section 1168 of CA 2006;

“holder” or “shareholder” in relation to shares means the member whose name is entered in the register as the holder of the shares;

“independent” or “independence” in relation to a director or proposed director means that such director or proposed director is (a) independent as defined by Rule 10A-3 promulgated by the Securities and Exchange Commission under the Exchange Act (or any successor rule thereto) and (b) independent as defined by the listing standards of the New York Stock Exchange or, if the Company is not subject to the listing standards of the New York Stock Exchange, as defined from time to time by resolution of the board;

“member” means a member of the Company;

“office ” means the registered office of the Company;

“paid”, “paid up” and “paid-up” mean paid or credited as paid;

“paid-up amount” means, in respect of any share, the amount paid or credited as paid up on that share, including sums paid, or credited as paid, by way of premium;

“public announcement” means disclosure in a press release reported by a national news service or in a document filed or furnished by the Company with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

“recognised financial institution” means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange which is designated for the purposes of section 778(2) of CA 2006;

“register” means the register of members of the Company kept pursuant to section 113 of CA 2006 or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;

“seal” means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 49 or 50 of CA 2006;

“secretary” means the secretary of the Company or any other person appointed by the board to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“share” means any share (of whatever class or denomination) in the share capital of the Company, and “shares” shall be construed accordingly;

“uncertificated proxy instruction” means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001;

“uncertificated” means, in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system;

“United Kingdom” means Great Britain and Northern Ireland; and

“United States” means the United States of America.

2.2	The expressions “issuer register of members”, “Operator”, “Operator-instruction”, “Operator register of members”, “participating issuer”, “participating security” and “relevant system” have the same meanings as in the Uncertificated Securities Regulations.

2.3	All references in the Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:
(a)	the facilities and requirements of the relevant system;

(b)	the Uncertificated Securities Regulations; and

(c)	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.
2.4	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

2.5	References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.6	References to a “debenture” include debenture stock.

2.7	The word “directors” in the context of the exercise of any power contained in the Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated.

2.8	Powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them.

2.9	No power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation.

2.10	Except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under the Articles or under another delegation of the power.

2.11	Save as aforesaid and unless the context otherwise requires, words or expressions contained in the Articles have the same meanings as in the Acts but excluding any statutory modification thereof not in force when the Articles become binding on the Company.

2.12	References to a document being executed include references to its being executed under hand or under seal or by any other method.

2.13	Unless the context otherwise requires, any reference to “writing” or “written” shall include any method of reproducing words or text in a legible and non-transitory form and documents or information sent or supplied in electronic form or made available on a website are in “writing” for the purposes of the Articles.

2.14	Save where specifically required or indicated otherwise words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.15	Article headings are inserted for ease of reference only and shall not affect construction.

2.16	References to any statutory provision or statute include any modification or re-enactment thereof for the time being in force and all orders, regulations or other subordinate legislation made thereunder. This Article does not affect the interpretation of Article 2.11.

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company held by them.

4.	CHANGE OF NAME

The Company may change its name by resolution of the board.
SHARES
5.	SHARE CAPITAL

5.1	The allotted and issued share capital of the Company at the date of adoption of the Articles is US$15,000,000 and £50,000 divided into 150,000,000 Class A Ordinary Shares and 50,000 Class B Ordinary Shares.

5.2	In the Articles, unless the context requires otherwise, references to Class A Ordinary Shares and Class B Ordinary Shares shall include shares of those respective classes allotted and/or issued after the date of adoption of these Articles and ranking pari passu in all respects (save only as to the date from which such shares rank for dividend) with the shares of the relevant class then in issue.

5.3	The Class A Ordinary Shares and the Class B Ordinary Shares shall have such rights as are provided for by the Articles and, save as otherwise expressly provided for by the Articles, shall rank pari passu in all respects.

6.	ALLOTMENT

6.1	Subject to the provisions of the Acts and any relevant authority given by the Company in general meeting, the board may exercise any power of the Company to allot shares of the Company in one or more series, or to grant rights to subscribe for or to convert or exchange any security into or for shares of the Company or its successors in one or more series, to such persons or excluding such persons, at such times and on such terms as the board may decide.

6.2	The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit.

6.3	Subject to the provisions of the Acts, the board may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

6.4	Subject to the provisions of the Acts, the board may exercise any power of the Company to grant rights (a) to subscribe for shares of the Company and/or (b) to acquire American Depositary Shares which would be issued by the ADR Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

6.5	The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 6.3 and 6.4 above, shall include (without limitation) the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 109) board meeting, acting in good faith and on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:
(a)	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

(b)	all members of the Company will be treated equally and fairly;

(c)	an optimum price for shares (or American Depositary Shares) would be received by or on behalf of all members of the Company;

(d)	the success of the Company would be promoted for the benefit of its members as a whole;

(e)	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

(f)	the Company would not suffer serious economic harm.
6.6	Subject to the provisions of the Acts, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to allot shares of the Company pursuant to the exercise of the Rights in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company, shall include (without limitation) the following: where, in the opinion of the majority of the board members present at a duly convened (in accordance with Article 109) board meeting, acting in good faith and on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to allot shares in the Company would improve the likelihood that:
(a)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(b)	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(c)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares (or American Depositary Shares) would be prevented;

(d)	any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole will be prevented;

(e)	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

(f)	the Company would not suffer serious economic harm.
6.7	(a)	For the purposes of Article 6.5 and Article 6.6 above a person shall be deemed to have control (“Control”) of the Company if he, either alone or with any group of affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, possesses or is entitled to acquire:
(i)	beneficial ownership of 20% or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting ; or

(ii)	such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 20% or more of the income or assets so distributed; or

(iii)	such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20% or more of the assets of the Company which would then be available for distribution among the members.
(b)	For the purposes of Article 6.7(a) above, “person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group of affiliated or associated persons” shall have the meaning given to such terms under the United States federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time.

(c)	For the purposes of Article 6.7(a) above, a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent.

(d)	For the purposes of Articles 6.7(a) and 6.7(b) above, there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf.

(e)	For the purposes of Articles 6.7(a) above, “beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time, and shall also mean the direct or indirect possession of any right or interest that would be required to be set forth in any notice described in Article 46.2(a)(ii) below if the person or group in question were a shareholder giving notice under Article 46.2 below.
7.	POWER TO ATTACH RIGHTS

Subject to the provisions of the Acts and to any rights attached to any existing shares, any share may be issued with, or have attached to it, such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the board may determine.

8.	VARIATION OF CLASS RIGHTS

8.1	Subject to the provisions of the Acts, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with Article 8.3 and other relevant provisions of the Articles.

8.2	The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, varied or deemed to be varied by:
(a)	the allotment or issue of; or

(b)	the grant of rights to subscribe for or to convert or exchange any security into or for further shares ranking in priority to or pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Acts.

8.3	All the Articles relating to general meetings will apply to any class meeting, with any necessary changes. The following changes will also apply:
(a)	a quorum will be present at any class meeting or adjournment thereof if one or more shareholders who are entitled to vote are present in person or by proxy who own, individually or in aggregate at least 20% in nominal amount of the issued shares of the relevant class; and

(b)	every shareholder who is present in person or by proxy and entitled to vote is entitled to one vote for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares).
8.4	The provisions of Articles 8.1, 8.2 and 8.3 will apply to a variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

9.	REDEEMABLE SHARES

Subject to the provisions of the Acts and to any rights attached to any existing shares, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, and the board may determine the terms, conditions and manner of redemption of any shares so issued.

10.	COMMISSION AND BROKERAGE

The Company may exercise all the powers conferred or permitted by the provisions of the Acts of paying commission or brokerage. Subject to the provisions of the Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

11.	TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share on trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right in the holder to the whole of the share, whether or not the Company shall have notice thereof.

12.	ALTERATION OF SHARE CAPITAL

12.1	The Company may:
(a)	increase its share capital by allotting new shares in accordance with the Acts and the Articles;

(b)	subject to the provisions of the Acts, by ordinary resolution consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

(c)	subject to the provisions of the Acts, by ordinary resolution sub-divide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

(d)	subject to the provisions of the Acts, by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.
12.2	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.	PURCHASE OF OWN SHARES

Subject to the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares).

14.	UNCERTIFICATED SHARES

14.1	Subject to the provisions of the Acts and to the Uncertificated Securities Regulations, the board has the power to resolve that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

14.2	Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

14.3	A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

14.4	The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

14.5	While a class of shares is a participating security, the Articles only apply to an uncertificated share of that class to the extent that they are consistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; and

(c)	the Uncertificated Securities Regulations.
SHARE CERTIFICATES
15.	RIGHT TO CERTIFICATE

15.1	A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

15.2	Where a member transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

15.3	The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

15.4	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. In addition, it shall specify the powers, designations, preferences and relative participating, optional or other special rights in respect of such shares and the qualifications, limitations or restrictions of such rights, set forth in full or summarised on the face or back of the certificate. Alternatively, the Company may set forth on the face or back of the certificate a statement that the Company will furnish, without charge, to the shareholder holding such certificate and who so requests it, the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights.

15.5	A certificate shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

15.6	The issued shares of a particular class which are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

15.7	Notwithstanding anything in this Article 15, but subject to the Acts, the board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the Company’s shares, stock, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:
(a)	the board may dispense with the need to affix the common seal, or any official seal, of the Company to such certificate;

(b)	the board may determine the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way;

(c)	the board may permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature and any certificate issued in accordance with the requirements of the board shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

16.	REPLACEMENT CERTIFICATES

16.1	Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

16.2	At the request of a member, the board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

16.3	Where a certificate is worn out or defaced the board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the board may decide.

16.4	Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
LIEN
17.	COMPANY’S LIEN ON SHARES NOT FULLY PAID

17.1	The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

17.2	The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this Article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

18.	ENFORCEMENT OF LIEN BY SALE

18.1	For the purpose of enforcing the lien referred to in Article 17, the board may sell all or any of the shares subject to the lien at such time or times and in such manner as it may decide provided that:
(a)	the due date for payment of the relevant amounts has arrived; and

(b)	the board has served a written notice on the member concerned (or on any person who is entitled to the shares by transmission or by operation of law) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.
18.2	To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person who is entitled to the shares by transmission or by operation of law), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

19.	APPLICATION OF PROCEEDS OF SALE

The net proceeds of a sale effected under Article 18, after payment of the Company’s costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. The balance (if any) shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for any amounts not presently payable as existed on the shares before the sale) be paid to the member (or any person entitled to the shares by transmission or by operation of law) immediately before the sale.
CALLS ON SHARES
20.	CALLS

The board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not, by the terms of issue thereof, made payable on a fixed date. Each member shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company, at the time and place specified, the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising the call is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

21.	POWER TO DIFFERENTIATE

The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts or times of payment of a call on their shares or both.

22.	INTEREST ON CALLS

If a sum called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding eight per cent. per annum) as the board may decide. The board may waive payment of the interest in whole or in part.

23.	PAYMENT IN ADVANCE

The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding eight per cent. per annum) as the board may decide.

24.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

An amount (whether in respect of the nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of the Articles as to payment of interest, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.
FORFEITURE
25.	NOTICE IF CALL NOT PAID

If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the board may serve notice on the member or on a person entitled automatically by law to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:
(a)	the place where payment is to be made; and

(b)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.
26.	FORFEITURE FOR NON-COMPLIANCE

If the notice referred to in Article 25 is not complied with, any share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

27.	NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the register. No forfeiture shall be invalidated by any omission to give such notice or to make such entry in the register.

28.	DISPOSAL OF FORFEITED SHARES

28.1	A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

28.2	The board may, before a forfeited share has been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

28.3	A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

29.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding eight per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

30.	SURRENDER

The board may accept the surrender of a share liable to be forfeited and in that case references in the Articles to forfeiture include surrender.
TRANSFER OF SHARES
31.	METHOD OF TRANSFER

31.1	A member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

31.2	A member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

31.3	Subject to the provisions of the Uncertificated Securities Regulations, the transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

32.	RIGHT TO REFUSE REGISTRATION

32.1	Subject to this Article and Article 76, shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the relevant regulatory authority (if any), the board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the relevant listing rules (if applicable), the board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid or the transfer of a certificated share on which the Company has a lien.

32.2	The board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:
(a)	it is in respect of only one class of shares;

(b)	it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees or renouncees;

(c)	it is duly stamped (if required); and

(d)	it is delivered for registration to the office or such other place as the board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised financial institution where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.
32.3	If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to Article 143, the Company may retain all instruments of transfer which are registered.

32.4	In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances in which case the said Operator may refuse such registration.

32.5	If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, within the time period stipulated by the Uncertificated Securities Regulations, send notice of the refusal to the transferee.

32.6	In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

32.7	In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee.

33.	NO FEES ON REGISTRATION

No fee shall be charged for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.
TRANSMISSION OF SHARES
34.	ON DEATH

34.1	The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

34.2	Nothing in the Articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

35.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

35.1	A person becoming entitled by transmission to a share may, on production of such evidence as the board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

35.2	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:
(a)	if it is a certificated share, execute an instrument of transfer of the share to that person; or

(b)	if it is an uncertificated share:
(i)	procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

(ii)	change the share to a certificated share and execute an instrument of transfer of the share to that person.
35.3	All the provisions of the Articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

35.4	The board may give notice requiring a person to make the election referred to in Article 35.1. If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

36.	RIGHTS ON TRANSMISSION

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to Articles 35 and 124, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.
UNTRACED SHAREHOLDERS
37.	POWER OF SALE

37.1	Subject to the Uncertificated Securities Regulations, the Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:
(a)	during a period of not less than 12 years before the date of publication of the advertisements referred to in Article 37.1(c) (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends have become payable in respect of the share;

(b)	throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by Article 124.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(c)	on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a newspaper in general circulation in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

(d)	the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in Article 37.1(c) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.
37.2	Where a power of sale is exercisable over a share pursuant to Article 37.1, the Company may at the same time also sell any additional share issued in right of such share or in right of such an additional share previously so issued provided that the requirements of Articles 37.1(a) to 37.1(d) (as if the words “throughout the relevant period” were omitted from Article 37.1(b) and the words “on expiry of the relevant period” were omitted from Article 37.1(c)) shall have been satisfied in relation to the additional share.

37.3	To give effect to a sale pursuant to Articles 37.1 or 37.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.
38.	APPLICATION OF PROCEEDS OF SALE
The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.
FRACTIONS
39.	FRACTIONS

39.1	If, as the result of consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. Subject to the provisions of the Acts, the board may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings. In particular, the board may:
(a)	sell any shares representing fractions to a person (including, subject to the provisions of the Acts, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board so decides, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

(b)	subject to the provisions of the Acts, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).
39.2	To give effect to a sale pursuant to Article 39.1(a) the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may also authorise a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

39.3	If shares are allotted or issued pursuant to Article 39.1(b), the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been effected pursuant to Article 129. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 129.
GENERAL MEETINGS
40.	ANNUAL GENERAL MEETINGS

The Company shall hold annual general meetings in accordance with the requirements of the Acts. Such meetings shall be convened by the board at such times and, subject to Article 59, places as it thinks fit.

41.	CONVENING OF GENERAL MEETINGS

The board, the chairman or the chief executive officer may convene a general meeting whenever and at any place it, he or she thinks fit. A general meeting may also be convened in accordance with Article 93.

42.	LENGTH AND FORM OF NOTICE

42.1	Subject to the provisions of the Acts, an annual general meeting shall be called by not less than 21 clear days’ notice and not more than 60 clear days’ notice and all other general meetings shall be called by not less than 14 clear days’ notice and not more than 60 clear days’ notice.

42.2	Subject to the provisions of the Acts, and although called by shorter notice than that specified in Article 42.1, a general meeting is deemed to have been duly called if it is so agreed:
(a)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b)	in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving that right.
42.3	The notice of meeting shall:
(a)	if it is a notice calling an annual general meeting, state that the meeting is an annual general meeting;

(b)	specify the time, the date and the place of the meeting (including any satellite meeting place arranged for the purpose of Article 55, which shall be identified as such in the notice of meeting);

(c)	in the case of special business, specify the general nature of that business;

(d)	if the meeting is convened to consider a special resolution, include the text of the resolution and specify the intention to propose the resolution as a special resolution; and

(e)	state, with reasonable prominence, that a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the meeting and to appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him), and that a proxy need not also be a member.
42.4	The notice of meeting shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

42.5	The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the board (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting), provided that, if the Company is a participating issuer, the day determined by the board shall not be more than 21 clear days before the day that the relevant notice of the meeting is being given.

42.6	The notice of meeting must also specify a time (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 42.6 no account shall be taken of any part of a day that is not a working day.

42.7	The notice of meeting shall include details of any arrangements made for the purpose of Article 55 making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates.

42.8	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

43.	OMISSION TO SEND NOTICE

Subject to the provisions of the Acts, the accidental omission to give notice of a meeting or any resolution intended to be moved at a meeting or any document relating to a meeting, or the non-receipt of any such notice, resolution or document by a person entitled to receive any such notice, resolution or document, shall not invalidate the proceedings at that meeting.

44.	POSTPONEMENT OF GENERAL MEETINGS

If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed in the Wall Street Journal and the Financial Times or at least two other newspapers in national circulation, one in each of the United States and the United Kingdom, respectively. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that members trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in Article 63 until the time for holding the rearranged meeting. Any moved and/or postponed meeting may also be moved and/or postponed under this Article.

45.	SPECIAL BUSINESS

45.1	All business transacted at a general meeting is deemed special except the following business transacted at an annual general meeting:
(a)	the receipt and consideration of the annual accounts, the directors’ report and the auditors’ report on those accounts and the directors’ report;

(b)	the appointment or reappointment of directors and other officers in place of those retiring or otherwise ceasing to hold office; and

(c)	the appointment or reappointment of the auditors (when special notice of the resolution for appointment is not required by the provisions of the Acts) and determining or authorising the manner of determining the remuneration of the auditors.
45.2	All business transacted at a general meeting shall be limited to the purposes stated in the notice of the meeting.

46.	NOMINATIONS AND BUSINESS PROPOSALS

46.1	Subject to the provisions of the Articles, nominations of persons for appointment to the board at an annual general meeting and the proposal of other business to be considered by the members at an annual general meeting may be made only:
(a)	by or at the direction of the board; or

(b)	by any shareholder or shareholders of the Company who:
(i)	is or are shareholder(s) of record, whose interest in shares, individually or in aggregate, represent(s) at least five per cent of such of the paid-up share capital of the Company as carries the right of voting at general meetings of the Company, at the time of giving of notice provided for in this Article 46 and at the time of the annual general meeting;

(ii)	is or are entitled to vote at the meeting; and

(iii)	complies or comply with the notice procedures set forth in this Article 46 as to such nomination or business; this paragraph (b) shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Company’s notice of meeting) for consideration at an annual general meeting.
46.2	Without qualification, for any nominations or any other business to be properly brought before an annual general meeting by a shareholder pursuant to Article 46.1(b), the shareholder must have given timely notice thereof in writing to the secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed and received by the secretary at the office not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year’s annual general meeting, subject to any other requirements of law; provided, however, that (i) in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such annual general meeting and not later than the close of business on the later of the 50th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 65 days prior to the date of such annual general meeting, the 15th day following the day on which public announcement of the date of such meeting is first made by the Company, and (ii) in relation to the first annual general meeting of the Company occurring after January 1, 2010, references to the anniversary date of the preceding year’s annual general meeting shall be to May 28, 2010. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Article 46.2 or Article 46.8) to the secretary must:
(a)	set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(i)	the name and address of such shareholder, as they appear in the register, and of such beneficial owner, if any;

(ii)	(A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner;
(B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares or any security of the Company;

(D) any short interest in any security of the Company (for purposes of this Article a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company;

(F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and
(iii)	any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(b)	if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth:
(i)	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business; and

(ii)	a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(c)	set forth, as to each person, if any, whom the shareholder proposes to nominate for appointment or reappointment to the board:

(i)	all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities Exchange Commission under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d)	with respect to each nominee for appointment or reappointment to the board, include a completed and signed questionnaire, representation and agreement required by Article 46.7. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
46.3	Subject to the provisions of the Articles, only such persons who are nominated in accordance with the procedures set forth in this Article 46 shall be eligible to serve as directors and only such business shall be conducted at a general meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Article 46.

46.4	Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 46 and, if any proposed nomination or business is not in compliance with this Article 46, to declare that such defective proposal or nomination shall be disregarded.

46.5	Notwithstanding any other provisions of this Article 46, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article 46; provided, however, that any references in the Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article 46.1(b) or Article 46.8.

46.6	Nothing in this Article 46 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred shares if and to the extent provided for under law or the Articles.

46.7	To be eligible to be a nominee for appointment or reappointment as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice set forth in this Article 46) to the secretary at the office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:
(a)	is not and will not become a party to:
(i)	any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a director of the Company, with such person’s fiduciary duties under applicable law;
(b)	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c)	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company.
46.8	Subject to the provisions of the Articles, if the board has convened a general meeting (other than an annual general meeting) for the purpose of appointing to the board one or more directors nominated by or at the direction of the board, as specified in the notice of meeting, nominations of alternative persons for appointment to the board may only be made by any shareholder or shareholders of the Company who:
(i)	is or are shareholder(s) of record, whose interest in shares, individually or in aggregate, represent(s) at least five per cent of such of the paid-up share capital of the Company as carries the right of voting at general meetings of the Company, at the time of giving of notice provided for in this Article 46.8 and at the time of the general meeting;

(ii)	is or are entitled to vote at the meeting; and

(iii)	complies or comply with the shareholder’s notice requirements set forth in Article 46.2(a), 46.2(c) and 46.2(d) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article 46.7) provided that such notice (and accompanying documentation) is delivered or mailed to and received by the secretary at the office not earlier than the close of business on the 75th day prior to the date of such general meeting and not later than the close of business on the 50th day prior to the date of such general meeting, subject to any other requirements of law; provided, however, that, if the first public announcement of the date of such general meeting is less than 65 days prior to the date of such general meeting, notice by the shareholder to be timely must be so delivered no later than the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of a general meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
46.9	For the purpose of this Article 46, where nominations of persons for appointment to the board and/or proposals of other business to be considered by the members at a general meeting (as the case may be) are made by more than one shareholder, references to a shareholder in relation to notice and other information requirements shall apply to each shareholder, respectively, as the context requires.

47.	LIST OF SHAREHOLDERS

47.1	At least ten days before every general meeting, the secretary shall prepare a complete list of the shareholders entitled to vote at the meeting.

47.2	The list of shareholders shall:
(a)	be arranged in alphabetical order;

(b)	show the address of each shareholder; and

(c)	show the number of shares registered in the name of each shareholder.
47.3	The list of shareholders shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any shareholder for any purpose relevant to the shareholder meeting. The notice of the meeting may specify the place where the list of shareholders may be inspected. If the notice of the meeting does not specify the place where shareholders may inspect the list of shareholders, the list of shareholders shall be available for inspection at the place where the meeting is to be held.

47.4	The list of shareholders shall be available for inspection by any shareholder who is present at the meeting, at the place, and for the duration, of the meeting.
PROCEEDINGS AT GENERAL MEETINGS
48.	QUORUM

48.1	No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the Articles, which shall not be treated as part of the business of the meeting.

48.2	The quorum for a general meeting is a member or members present in person or by proxy who represent(s) at least the majority of the voting rights of all the members entitled to attend and vote at the meeting.

49.	PROCEDURE IF QUORUM NOT PRESENT

49.1	If a quorum is not present within ten minutes (or such longer time not exceeding 30 minutes as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the board) decides. If at the adjourned meeting a quorum is not present within five minutes after the time fixed for the start of the meeting, the meeting is dissolved.

49.2	The Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement. No business may be dealt with at any meeting adjourned for the lack of a quorum the general nature of which was not stated in the notice convening the original meeting.

50.	CHAIRMAN

50.1	The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present and willing and able to act within five minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

50.2	Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting. The chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

51.	RIGHT TO ATTEND AND SPEAK

51.1	Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

51.2	The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

52.	POWER TO ADJOURN

52.1	The chairman or the holder or holders of shares representing the majority of the voting rights present at any general meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting.

52.2	Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:
(a)	secure the proper and orderly conduct of the meeting;

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.
53.	NOTICE OF ADJOURNED MEETING

53.1	Whenever a meeting is adjourned pursuant to Article 52, regardless of the adjournment period, the board may (but need not) make a fresh determination of persons entitled to receive notice of such adjourned meeting (provided any record date shall not be more than 60 days nor less than ten days before the date for the holding of the meeting), in which case at least seven clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.2 below, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.2	Whenever a meeting is adjourned for more than 30 days or for an indefinite period pursuant to Article 52, at least seven clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.1 above, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.3	The notice of an adjourned meeting given in accordance with this Article must, if the adjournment is for more than 30 days, and may, in all other cases, also specify a date and time (which shall not be more than 60 days nor less than ten days before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 53.3 no account shall be taken of any part of a day that is not a working day.

54.	BUSINESS AT ADJOURNED MEETING

Subject to Article 53.2 at an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

55.	SATELLITE MEETINGS

55.1	The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:
(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons present in the same way.
55.2	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

56.	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairman that the principal meeting place or any satellite meeting place is inadequate to accommodate all members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise) whether in the principal meeting place, any satellite meeting place or elsewhere; and

(c)	be heard and seen by all other persons present in the same way.
57.	SECURITY

The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board may authorise one or more persons, who shall include a director, an officer or the secretary or the chairman of the meeting, to:
(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.
VOTING
58.	METHOD OF VOTING

58.1	Any resolution put to the vote at a general meeting shall be decided on a poll and, for the avoidance of doubt, no resolution shall be decided on a show of hands.

58.2	Cumulative voting of shares of the Company, regardless of the class of shares, is prohibited.

59.	PROCEDURE

59.1	Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers, who need not be members, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers to replace any scrutineer who fails to act. If no scrutineer or alternate scrutineer is willing or able to act at a meeting, the chairman shall appoint one or more scrutineers to act at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.2	Each scrutineer appointed in accordance with this Article shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the board, that he or she will execute the duties of a scrutineer with strict impartiality and according to the best of his or her ability.

59.3	A poll conducted on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the meeting at which such question arose).

59.4	The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.5	The conduct of a poll (other than on the election of a chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

59.6	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.	VOTES OF MEMBERS

60.1	Subject to any rights or restrictions as to voting attached to any class of shares by or in accordance with the Articles and subject to Article 73 and the Acts, at a general meeting on a vote on a resolution every member (whether present in person or by proxy) has one vote for every share of which he is the holder.

60.2	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

60.3	A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the Articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the Articles for the appointment of a proxy within the time limits prescribed by the Articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

61.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

62.	VOTING BY PROXY

62.1	A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. Such a proxy can himself appoint another person to be his proxy in relation to the number of shares held by him, and such proxy can himself appoint another person to be his proxy in relation to the number of shares held by him and so on ad infinitum, and the provisions of Articles 62 to 64 shall apply to all such appointments as if the appointee was the registered holder of such shares and the appointment was made by him in that capacity.

62.2	A proxy need not be a member.

62.3	Subject to Article 62.4, an instrument appointing a proxy shall be in hard copy in any usual form (or in another form approved by the board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

62.4	The Company may provide an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy and notice of the termination of the authority of a proxy). The Company shall be deemed to have agreed that any such document or information may be sent by electronic means to that address (subject to any conditions or limitations specified by the Company when providing the address).

62.5	A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in the Articles to an appointment of proxy include references to an appointment of multiple proxies.

62.6	Where two or more valid but conflicting appointments of proxy are delivered or received for the same share or shares for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share or those shares. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share or those shares.

62.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting.

62.8	The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless the contrary is stated in it.

62.9	Subject to the provisions of the Acts and the requirements of any relevant listing rules (if applicable), the board may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other person. If for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitation are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure, due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.	APPOINTMENT OF PROXY

63.1	An appointment of proxy (and, where such proxy is himself appointed by a proxy, such appointor(s) proxies), and (if required by the board) a power of attorney or other authority under which it is, or they are, as applicable, executed or a copy of it notarially certified or certified in some other way approved by the board, shall:
(a)	in the case of an appointment of proxy in hard copy form, be received at the office, or another place specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote;

(b)	in the case of an appointment of proxy in electronic form, be received at the electronic address specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote;

(c)	in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, be received as aforesaid after such meeting and not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll; or

(d)	in the case of a poll not taken immediately but taken not more than 48 hours after the meeting at which the relevant vote was to be taken, be delivered at such meeting to the chairman or to the secretary or to any director.
An appointment of proxy not received or delivered in accordance with this Article is invalid.

The board may at its discretion determine that, in calculating the periods mentioned in this Article 63.1, no account shall be taken of any part of any day that is not a working day.

63.2	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

64.	WHEN VOTES BY PROXY VALID ALTHOUGH AUTHORITY TERMINATED

A vote cast by a proxy is valid despite the previous termination of the authority of a person to act as a proxy unless notice of such termination shall have been received by the Company at the office, or at such other place or address at which an appointment of proxy may be duly received or delivered, not later than the time at which an appointment of proxy should have been received or delivered in order for it to be valid for use at the meeting or adjourned meeting at which the vote is cast or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use in relation to the poll at which the vote is cast.
ADR DEPOSITARY ARRANGEMENTS
65.	ADR DEPOSITARY CAN APPOINT MULTIPLE PROXIES

65.1	The ADR Depositary can appoint more than one person to be its proxy (each person validly so appointed being referred to as an “Appointed Proxy”) and the provisions of Articles 62 to 64 shall apply to any such appointment(s).

65.2	Appointments of all proxies shall set out the number of shares in relation to which an Appointed Proxy, Sub Proxy or Appointee (as defined in Articles 68.1 and 68.2 respectively), as the case may be, is appointed (the “Appointed Number”). The Appointed Number of shares of all Appointed Proxies, when added together, must not be more than the total number of shares registered in the name of the ADR Depositary. The Appointed Proxy, Sub Proxy and Appointee(s) together being the “ADS Proxies” and individually an “ADS Proxy”.

66.	THE ADR DEPOSITARY SHALL KEEP A PROXY REGISTER

66.1	The ADR Depositary shall keep a register of the names and addresses of all the Appointed Proxies (the “Proxy Register”). The Proxy Register shall set out the Appointed Number of shares of each Appointed Proxy. This may be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the Appointed Number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which any one American Depositary Receipt represents.

66.2	The ADR Depositary shall allow anyone whom the board nominates to inspect the Proxy Register during usual business hours on any business day at the registered office of the ADR Depositary. The ADR Depositary shall also provide, as soon as possible, any information contained in the Proxy Register which may be requested by the Company or its agents.

67.	APPOINTED PROXIES AND THEIR PROXIES CAN ONLY ATTEND GENERAL MEETINGS IF PROPERLY APPOINTED

An Appointed Proxy, Sub Proxy or an Appointee may only attend a general meeting if he provides the Company with written evidence of his appointment and, in the case of Sub Proxies and Appointees, written evidence of their appointor(s) appointment, for that general meeting. Such written evidence shall be in a form agreed between the board and the ADR Depositary.

68.	RIGHTS OF APPOINTED PROXIES AND THEIR PROXIES

Subject to the Acts and providing the total number of shares registered in the name of the ADR Depositary is sufficient to include an Appointed Proxy’s Appointed Number:

68.1	an Appointed Proxy can himself appoint another person to be his proxy (each person validly so appointed being referred to as a “Sub Proxy”) in relation to his Appointed Number of shares and the provisions of Articles 62 to 64 shall apply to such appointment as if the Appointed Proxy was the registered holder of such shares and the appointment was made by him in that capacity;

68.2	a Sub Proxy can himself appoint another person to be his proxy in relation to his Appointed Number of shares, and such appointee shall be entitled to appoint another person to be his proxy in relation to his Appointed Number of shares and so on ad infinitum (each such person validly so appointed being referred to as an “Appointee”), and the provisions of Articles 62 to 64 shall apply to all such appointments as if the Sub Proxy or the Appointee, as the case may be, was the registered holder of such shares and the appointment was made by him in that capacity; and

68.3	at a general meeting which an Appointed Proxy, Sub Proxy or an Appointee is entitled to attend, he is entitled to the same rights and has the same obligations in relation to his Appointed Number of shares as if such shares were registered in his name.

69.	SENDING INFORMATION TO AN APPOINTED PROXY

The Company may send to an Appointed Proxy at his address in the Proxy Register all or any of the documents which are sent to members.

70.	THE PROXY REGISTER MAY BE FIXED AT A CERTAIN DATE

70.1	In order to determine which persons are entitled as Appointed Proxies to:
(a)	exercise the rights conferred by Article 68; and

(b)	receive documents sent pursuant to Article 69
and the Appointed Number of shares in respect of which a person is to be treated as Appointed Proxy for such purpose, the ADR Depositary may determine that the persons who are entitled are those persons entered in the Proxy Register at the close of business on a date (a “Record Date”) determined by the ADR Depositary in consultation with the Company.

70.2	When a Record Date is determined for a particular purpose:
(a)	the Appointed Number of shares of an Appointed Proxy will be treated as the number appearing against his name in the Proxy Register as at the close of business on the Record Date (this may be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which each American Depositary Receipt represents); and

(b)	changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining the entitlement of any person for the purpose concerned.
71.	THE NATURE OF AN APPOINTED PROXY’S INTEREST

Except as required by the Acts, no ADS Proxy will be recognised by the Company as holding any interest in shares upon any trust. Except for recognising the rights given in relation to general meetings by appointments made by ADS Proxies pursuant to Article 68, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the ADR Depositary) who has any interest in the shares in respect of which the Appointed Proxy has been appointed.

72.	VALIDITY OF THE APPOINTMENT OF APPOINTED PROXIES

72.1	If any question arises at or in relation to a general meeting as to whether any particular person has been validly appointed as an ADS Proxy to vote (or exercise any other right) in respect of any shares, the question will be determined by the chairman of the general meeting. His decision (which may include declining to recognise a particular appointment as valid) will, if made in good faith, be final and binding on all persons interested.

72.2	If a question of the type described in Article 72.1 arises in any circumstances other than at or in relation to a general meeting, the question will be determined by the board. Its decision (which can include declining to recognise a particular appointment as valid) will also, if made in good faith, be final and binding on all persons interested.

73.	CORPORATE REPRESENTATIVES

73.1	A corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares (a “representative”).

73.2	Subject to Article 73.3, a representative is entitled to exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual member of the Company.

73.3	Where a corporation authorises more than one representative and more than one representative purport to exercise a power under Article 73.2 in respect of the same shares:
(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way;

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.
73.4	A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

74.	OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of any person voting at a general meeting or to the counting of, or failure to count, any vote, except at the meeting, adjourned meeting or poll at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman whose decision on such matter shall be final and conclusive.

75.	AMENDMENTS TO RESOLUTIONS

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:
(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)	the chairman in his absolute discretion decides that the amendment may be considered or voted on.
If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

76.	FAILURE TO DISCLOSE INTERESTS IN SHARES

76.1	Where notice is served by the Company under section 793 of CA 2006 (a “section 793 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the board otherwise decides:
(a)	the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:
(i)	a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 128, to receive shares instead of a dividend; and

(ii)	no transfer of any certificated default shares shall be registered unless the transfer is an excepted transfer or:
(A)	the member is not himself in default in supplying the information required; and

(B)	the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.
76.2	For the purpose of enforcing the sanction in Article 76.1(b)(ii), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Uncertificated Securities Regulations.

76.3	The sanctions under Article 76.1 cease to apply seven days after the earlier of:
(a)	receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

(b)	receipt by the Company, in a form satisfactory to the board, of all the information required by the section 793 notice.
76.4	Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of Articles 76.1 or 76.2.

76.5	Where any person appearing to be interested in the default shares has been duly served with a section 793 notice and the default shares which are the subject of such section 793 notice are held by the ADR Depositary, the provisions of this Article shall be treated as applying only to such default shares held by the ADR Depositary and not (insofar as such person’s apparent interest is concerned) to any other shares held by the ADR Depositary.

76.6	For the purposes of this Article 76:
(a)	a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(b)	"interested” shall be construed as it is for the purpose of section 793 of CA 2006;

(c)	reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	the “prescribed period” means 14 days;

(e)	an “excepted transfer” means, in relation to shares held by a member:
(i)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of Chapter 3 of Part 28 of CA 2006); or

(ii)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.
76.7	The provisions of this Article are in addition and without prejudice to the provisions of the Acts.
APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS
77.	NUMBER OF DIRECTORS

77.1	The number of directors must not be less than three and must not be more than fifteen. The number of directors may be fixed within the foregoing limits from time to time by resolution of the board.

77.2	A majority of the directors shall be independent.

78.	APPOINTMENT OF EXECUTIVE DIRECTORS

78.1	Subject to the provisions of the Acts, the board may appoint one or more of its body to hold an executive office with the Company for such term and on such other terms and conditions as the board thinks fit. The board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the Company or otherwise.

78.2	Subject to the provisions of the Acts, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as the board thinks fit and (without prejudice to any other provision of the Articles) it may remunerate any such director for such services as it thinks fit and provide for the payment of expenses properly incurred by the director.

79.	NO SHARE QUALIFICATION

A director is not required to hold any shares in the capital of the Company.

80.	VOTING ON RESOLUTION FOR APPOINTMENT

At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless an ordinary resolution that it should be so made has first been agreed to by the meeting without any vote being given against it, and for the purposes of this Article a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment. A resolution moved in contravention of this Article is void (whether or not its being so moved was objected to at the time).

81.	CLASSIFICATION OF THE BOARD

81.1	The directors of the Company shall be classified with respect to the time for which they severally hold office into three classes (“Class I”, “Class II” and “Class III”), as nearly equal in number as possible and as provided in the Articles. The initial term of:
(a)	Class I shall expire at the annual general meeting to be held in 2012;

(b)	Class II shall expire at a general meeting to be convened by the board in accordance with Article 46.8 and to be held in 2010; and

(c)	Class III shall expire at the annual general meeting to be held in 2011, with each class to hold office until its successors are duly elected.

81.2	At each annual general meeting the number of directors equal to the number of the Class whose term expires at such meeting shall be appointed to hold office until the third succeeding annual general meeting. Except as provided in Article 81.3, directors of the Class whose term is expiring at an annual general meeting shall be appointed at such meeting, and each director elected shall hold office until his or her successor is appointed or until his or her death, retirement, resignation or removal.

81.3	In the event of any change in the authorised number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board among the Classes of directors so as to maintain such Classes as nearly equal as possible.

81.4	Should a vacancy on the board of directors occur or be created, whether arising through death, retirement, resignation or removal of a director, or through an increase in the number of directors of any Class, such vacancy shall be filled by the majority vote of the remaining directors of all Classes, whether or not a quorum, or by a sole remaining director. Subject to the provisions hereof, any director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the Class to which he or she was appointed. In the event such term extends beyond the next annual general meeting for which a notice of the meeting has not been sent at the time of the appointment, the director or directors so appointed shall be named and described in the notice of the next annual general meeting and shall stand for election for the remaining portion of the term of office at such annual general meeting.

81.5	For the purposes of this Article 81 only, the general meeting to be convened by the board as referred to in Article 81.1(b) shall be deemed to be an annual general meeting.

82.	VACATION OF OFFICE BY DIRECTOR

82.1	Without prejudice to the provisions for retirement contained in the Articles, the office of a director is vacated if:
(a)	he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(b)	where he has been appointed for a fixed term, the term expires;

(c)	he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the Articles or becomes prohibited by law from being a director;

(d)	he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute;

(e)	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the board resolves that his office be vacated.
82.2	A resolution of the board declaring a director to have vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the resolution.

82.3	If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the board.
ALTERNATE DIRECTORS
83.	APPOINTMENT

83.1	A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:
(a)	another director; or

(b)	another person approved by the board and willing to act.
No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the provisions of the Acts has been received at the office or tabled at a meeting of the board.

83.2	An alternate director is not required to hold any shares in the capital of the Company and shall not be counted in reckoning the number of directors for the purpose of Article 77.

84.	REVOCATION OF APPOINTMENT

A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of Article 83, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he had not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

85.	PARTICIPATION IN BOARD MEETINGS

An alternate director shall, if he gives the Company an address at which notices may be served on him or an address at which notices may be served on him by electronic means, be entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

86.	RESPONSIBILITY

A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.
REMUNERATION, EXPENSES AND PENSIONS
87.	REMUNERATION AND EXPENSES OF DIRECTORS

87.1	Subject to the provisions of the Articles, the board shall have the authority to determine the compensation of directors who are not officers or employees of the Company or a subsidiary of the Company. Such directors may be paid their expenses, if any, of attendance at each meeting of the board or committee of the board and may be paid a fixed sum for attendance at or participation in each meeting of the board or committee of the board, which may be in addition to stated director compensation in cash or equity (shares or options) or other benefits, or any combination thereof.

87.2	No such compensation under Article 87.1 shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of any special or standing committees may be allowed like compensation for attending or participating in committee meetings. A non-executive chairman of the board and the chairman of a special or standing committee may be paid a supplemental fixed sum for serving as chairman of each meeting of the board or the special or standing committee.

87.3	Subject to the provisions of the Acts, the Company may also fund a director’s expenditure on defending proceedings (including investigations by or action proposed to be taken by any regulatory authority) or in connection with any application under the Acts and may do anything to enable a director to avoid incurring such expenditure.

88.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

An alternate director is not entitled to compensation from the Company for his services as an alternate director. The compensation payable to an alternate director is payable out of the compensation payable to his appointor and consists of such portion (if any) of the compensation as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under Article 87 had he been a director.

89.	DIRECTORS’ PENSIONS AND OTHER BENEFITS

89.1	The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:
(a)	the Company;

(b)	a company which is or was a subsidiary undertaking of the Company;

(c)	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)	a predecessor in business of the Company or of a subsidiary undertaking of the Company,
(or, in each case, for any member of his family, including a spouse or former spouse, a civil partner or a former civil partner, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

89.2	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 89.1 and is not obliged to account for it to the Company.

90.	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of compensation payable to him for his services as director pursuant to the Articles.

91.	INSURANCE

Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.
POWERS AND DUTIES OF THE BOARD
92.	POWERS OF THE BOARD

Subject to the provisions of the Acts and the Articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the Articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the Articles giving specific powers to the board do not limit the general powers given by this Article.

93.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

If the number of directors is less than the minimum prescribed by the Articles, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, notwithstanding any other provisions of the Articles, a member may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

94.	POWERS OF EXECUTIVE DIRECTORS

The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

95.	CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

95.1	The chairman of the board, if one has been appointed, shall perform such duties as may be delegated by the board. The board may designate whether the chairman of the board, or the president, if such an officer shall have been appointed, shall be the chief executive officer of the Company. The chairman of the board, the chief executive officer, or the president, if one has been appointed, shall preside at all general meetings and meetings of the board.

95.2	Unless the board shall otherwise delegate such duties, the chief executive officer shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, including designation of authority by power of attorney, or where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the Company. The chief executive officer or such other officer as shall be authorised by him or her shall have such powers and duties as usually pertain to the office of chief executive officer, except as the same may be modified by the board.

96.	VICE PRESIDENTS

The president, executive vice president, senior vice president, or vice president, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the chief executive officer or the president, as the case may be, perform the duties and exercise the powers of the absent or disabled chief executive officer or president. They shall perform such other duties and have such other powers as the board may from time to time prescribe during the period of the absence or disability.

97.	DELEGATION TO COMMITTEES

97.1	The board may by a majority of the whole board delegate any of its powers, authorities and discretions (with power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the board (including, without limitation, the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to Articles 78 and 87 to 91 and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

97.2	Committee membership designations shall be subject to provisions regarding independence or other qualifications for committee service which may be imposed by applicable laws, rules or regulations.

97.3	The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

97.4	Standing committee functions, one or more of which may be performed by a single committee, shall include audit, compensation, governance and nominating. Any committee of the board, to the extent provided in the resolution of the board or the board approved committee charter, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Company, including:
(a)	authorising the seal of the Company to be affixed to all papers which may require it;

(b)	in relation to the allotment or issue of shares approved by the board, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company;
but no such committee shall have the power or authority in reference to:
(c)	adopting an agreement of merger, consolidation, scheme of arrangement or similar arrangement;

(d)	recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets;

(e)	recommending to the shareholders a dissolution of the Company or a revocation of a dissolution, provided further that, unless the resolution or the Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorise the allotment or issue of shares.

Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board.

98.	OFFICERS

98.1	The officers of the Company shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed herein or determined solely by the board, subject to the right of the board to remove any officer or officers at any time with or without cause. The board may determine that all of the officers of the Company shall be appointed or reappointed by the board on an annual basis.

98.2	The officers of the Company shall include a secretary and may include a chairman of the board, a chief executive officer, a president, one or more executive vice presidents, senior vice presidents, vice presidents, and a treasurer, each of whom shall be elected by the board. Any number of offices may be held by the same person unless the Acts or the Articles otherwise provide.

98.3	Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board.

98.4	Any officer of the Company may be removed at any time, with or without cause, by the board.

98.5	The salaries of all officers and agents of the Company shall be fixed by the board or a duly constituted committee thereof.

98.6	Each officer of the Company shall hold office until his or her successor is appointed or until his or her earlier resignation or removal. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the board or other governing body.

99.	AGENTS

The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation with or without cause.

100.	EXERCISE OF VOTING POWERS

The board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

101.	PROVISION FOR EMPLOYEES

The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary.

102.	REGISTERS

Subject to the provisions of the Acts, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

103.	REGISTER OF CHARGES

The Company shall keep a register of charges in accordance with the provisions of the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the provisions of the Acts or, failing which, decided by the board.

104.	DIRECTORS’ CONFLICTS OF INTEREST OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

104.1	If a situation (a “relevant situation”) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of any such property, information or opportunity, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:
(a)	if the relevant situation arises from the appointment or proposed appointment of a person as a director of the Company, the board may resolve to authorise the appointment of the director and the relevant situation;

(b)	if the relevant situation arises in circumstances other than those in Article 104.1(a), the board may resolve to authorise the relevant situation and the continuing performance by the director of his duties, in each case on such terms as the board may determine and such determination shall be notified in writing to the relevant directors.

104.2	Any authorisation under Article 104.1 shall be effective only if:
(a)	the matter in question shall have been proposed in writing for consideration at a meeting of the board, in accordance with the board’s normal procedures or in such other manner as the board may approve;

(b)	any requirement as to the quorum at the meeting of the board for that part of the meeting at which the matter is considered is met without counting the director in question and any other interested director (together the “interested directors”); and

(c)	the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted and may be terminated by the board at any time after prior consultation with the interested directors, reasonable account being taken of their representations.

104.3	Any reference in Article 104.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

104.4	Any terms determined by the board under Article 104.1(a) or Article 104.1(b) may be imposed at the time of the authorisation or may be imposed or varied subsequently after prior consultation with the interested directors, reasonable account being taken of their representations, and may include (without limitation):
(a)	whether the interested director(s) may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the relevant situation;

(b)	the exclusion of the interested director(s) from all information and discussion by the board or any committee of the board of the relevant situation; and

(c)	(without prejudice to the general obligations of confidentiality) the application to the interested director(s) of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.
104.5	A director must act in accordance with any terms determined by the board under Article 104.1(a) or Article 104.1(b) and shall be entitled to rely on any such determination in the absence of fraud.

104.6	Except as specified in Article 104.2, any proposal made to the board and any authorisation by the board in relation to a relevant situation shall be dealt with in the same way as any other matter that may be proposed to and resolved upon by the board in accordance with the provisions of the Articles.

104.7	If a relevant situation has been authorised by the board under Article 104.1 then (subject, in any case, to any terms determined by the board under Article 104.1(a) or Article 104.1(b)):
(a)	where the director obtains (other than through his position as a director of the Company) information relating to that relevant situation which is confidential to a third party, he will not be obliged to disclose it to the board or to any director or other officer or employee of the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence;

(b)	the director may absent himself from meetings of the board or any committee of the board at which anything relating to that relevant situation will or may be discussed; and

(c)	the director may make such arrangements as he thinks fit for board and committee papers to be received and read by a professional adviser on his behalf and the general duties which any director owes to the Company under CA 2006 will not be infringed by anything done (or omitted to be done) in accordance with the provisions of this Article 104.7.

104.8	A director shall not be liable to account to the Company for any profit, remuneration or other benefit which he (or any person connected with him within the meaning of section 252 of CA 2006) may derive from any relevant situation authorised under Article 104.1 (subject, in any case, to any terms determined by the board in connection with such authorisation that are notified as aforesaid) and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director (or any person connected with him as aforesaid) having any type of interest authorised under Article 104.1 (subject as aforesaid).

105.	DECLARATIONS OF INTEREST BY DIRECTORS

105.1	A director must declare the nature and extent of his interest in a relevant situation within Article 104.1 to the other directors.

105.2	If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of his interest to the other directors.

105.3	Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under Article 105.2.

105.4	The declaration of interest must (in the case of Article 105.3 and may, but need not (in the case of Article 105.1 or Article 105.2) be made:
(a)	at a meeting of the board; or

(b)	by notice to the other directors in accordance with:
(i)	section 184 of CA 2006 (notice in writing); or

(ii)	section 185 of CA 2006 (general notice).
105.5	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

105.6	Any declaration of interest required by Article 105.1 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

105.7	Any declaration of interest required by Article 105.2 must be made before the Company enters into the transaction or arrangement.

105.8	Any declaration of interest required by Article 105.3 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

105.9	A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required.

For this purpose a director is treated as being aware of matters of which he ought reasonably to be aware.

105.10	A director need not declare an interest:
(a)	if it cannot be reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:
(i)	by a meeting of the board; or

(ii)	by a committee of the board appointed for the purpose under the Articles.
106.	DIRECTORS’ INTERESTS AND VOTING

106.1	Subject to the provisions of the Acts and provided he has declared his interest in accordance with Article 105, a director, notwithstanding his office:
(a)	may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)	may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another Article; and

(c)	may be or become a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment.
106.2	A director shall not be liable to account to the Company for any profit, remuneration or other benefit resulting from any interests permitted under Article 106.1 and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director having any type of interest permitted under Article 106.1.

106.3	A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee of the board concerning any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and in which he has an interest which may reasonably be regarded as likely to give rise to a conflict of interest, but this prohibition does not apply to a resolution concerning any of the following matters:
(a)	any contract, arrangement, transaction or proposal in which he is interested by virtue of an interest in shares, debentures or other securities of the Company, or otherwise in or through the Company;

(b)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(c)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(d)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)	a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of CA 2006) representing one per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company;

(f)	a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(g)	a contract, arrangement, transaction or proposal concerning:
(i)	indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company or any of its subsidiary undertakings; or

(ii)	the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.
106.4	A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case each of the directors concerned (if not otherwise debarred from voting under this Article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

106.5	If a question arises at a meeting as to whether the interest of a director (other than the interest of the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

106.6	If a question arises at a meeting as to whether the interest of the chairman of the meeting may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

106.7	For the purposes of this Article, the interest of a person who is connected with (within the meaning of section 252 of CA 2006) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This Article applies to an alternate director as if he were a director otherwise appointed.

106.8	Subject to the provisions of the Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this Article.
PROCEEDINGS OF DIRECTORS AND COMMITTEES
107.	BOARD MEETINGS

107.1	Subject to the Articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

107.2	The first board meeting following the election of directors at an annual general meeting shall ordinarily be held immediately following the annual general meeting but may be held at such other time and place as shall be specified in a notice given to the directors in accordance with Article 108.

108.	NOTICE OF BOARD MEETINGS

108.1	Regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

108.2	Special meetings of the board may be called by the chairman of the board or the chief executive officer on not less than 24 hours’ advance notice to each director, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice, on the written request of two directors.

108.3	A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.

109.	QUORUM

109.1	The quorum necessary for the transaction of business is a majority of the directors, present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

109.2	If a quorum shall not be present at any board meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

110.	CHAIRMAN OF BOARD

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

111.	VOTING

Questions arising at a meeting of the board are determined by a majority of votes.

112.	PARTICIPATION BY TELEPHONE

A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the provisions of the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

113.	RESOLUTION IN WRITING

A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting and not being less than a quorum is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor. Any resolution in writing is to be kept with the minutes of the proceedings of the board (or committee, as the case may be).

114.	PROCEEDINGS OF COMMITTEES

114.1	At all meetings of committees of the board a majority of the directors who are members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by the Acts or the Articles. If a quorum shall not be present at any meeting of a committee of the board, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

114.2	Regular committee meetings may be held without notice at such time and at such place as shall from time to time be determined by the committee.

114.3	Special committee meetings may be called by the chairman of a committee on not less than 24 hours’ advance notice to each committee member, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice on the written request of two committee members unless the committee consists of only one member, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole committee member.

114.4	Subject to the Articles, proceedings of any committee of the board shall be conducted in accordance with applicable provisions of the Articles regulating the proceedings of the board.

115.	MINUTES OF PROCEEDINGS

115.1	The board shall cause minutes to be made in books kept for the purpose of:
(a)	all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

(b)	the names of directors present at every meeting of the board, committees of the board, meetings of the Company or meetings of the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

115.2	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

115.3	Minutes of every meeting of a committee of the board shall be distributed to all of the directors of the Company.

116.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.
SECRETARY AND AUTHENTICATION OF DOCUMENTS
117.	SECRETARY

117.1	Subject to the provisions of the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including, without limitation, remuneration) as it thinks fit. The board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

117.2	The secretary or other officer appointed by the board shall attend meetings of the board and general meetings, and record all the proceedings of the general meetings and of the board in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all general meetings and meetings of the board, and shall perform such other duties as may be prescribed by the board or the chief executive officer, under whose supervision he or she shall act.

117.3	The assistant secretaries, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

117.4	Any provision of the Acts or of the Articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

118.	AUTHENTICATION OF DOCUMENTS

A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including, without limitation the Articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and certify copies or extracts as true copies or extracts; and where any books, records, documents or accounts are elsewhere than the office, the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of the proceedings at a duly constituted meeting.

SEALS
119.	SAFE CUSTODY

The secretary shall provide for the safe custody of every seal.

120.	APPLICATION OF SEALS

120.1	A seal shall have the Company’s name engraved in legible characters.

120.2	Subject to the provisions of the Articles in relation to share certificates issued by the Company in respect of the Company’s shares, stock, debentures or other securities, a seal may be used only by the secretary with the authority of a resolution of the board. The secretary, treasurer, an assistant secretary, or an assistant treasurer shall sign an instrument (other than such share certificates) to which a seal is affixed. The board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.
DIVIDENDS AND OTHER PAYMENTS
121.	RESERVES

The board may, before paying any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the board, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the board thinks fit. The board may divide the reserve into such special reserves as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

122.	PAYMENT OF DIVIDENDS

Subject to the provisions of the Acts, if the board considers that the financial position of the Company justifies such payments, it can pay interim, final or other dividends on any class of shares of any amounts and on any dates and for any periods which it decides.

123.	ENTITLEMENT TO DIVIDENDS

123.1	All dividends will be divided and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid, provided that no dividend (nor, for the avoidance of doubt, any dividend in specie or any scrip dividend payable in accordance with Articles 127 or 128, respectively) shall be payable in respect of any share which, or the American Depositary Share, representing which, is for the time being held by or for the benefit of any entity which is a subsidiary or subsidiary undertaking of the Company. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share provide that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This Article applies unless the Articles, the rights attached to any shares, or the terms of any shares, provide otherwise.

123.2	Unless the rights attached to any shares, the terms of any shares or the Articles provide otherwise, a dividend or any other money payable in respect of a share can be declared and paid in any currency the board decides using an exchange rate selected by the board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

123.3	The board can offer shareholders the choice to receive dividends and other money payable in respect of their shares in a currency other than that in which the dividend or other money payable is declared on such terms and conditions as the board may prescribe from time to time.

123.4	If a shareholder owes the Company any money for calls on shares or money in any other way relating to his shares, the board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him. Money deducted in this way can be used to pay amounts owed to the Company.

123.5	Unless the rights attached to any shares, or the terms of any shares, provide otherwise, no dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company.

124.	METHOD OF PAYMENT

124.1	The Company may pay any dividend, interest or other amount payable in respect of a share:
(a)	in cash;

(b)	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and which may, at the Company’s option, be crossed “account payee” where appropriate);

(c)	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(d)	if the board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

(e)	by such other method as the person entitled to the payment may in writing direct and the board may agree.
124.2	The Company may send a cheque, warrant or money order by post:
(a)	in the case of a sole holder, to his registered address;

(b)	in the case of joint holders, to the registered address of the person whose name stands first in the register;

(c)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 140 or

(d)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

124.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:
(a)	the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(b)	for any of the purposes of this Article 124, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.
124.4	Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

124.5	Without prejudice to Article 76, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the board may reasonably require.

125.	UNCLAIMED DIVIDENDS ETC.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

126.	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:
(a)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(b)	a transfer made by a bank or other funds transfer system is not accepted, and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

127.	PAYMENT OF DIVIDENDS IN SPECIE

Without prejudice to Article 76, the board may direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, without limitation, may:
(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of the specific assets (or any part of them);

(c)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and

(d)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.
128.	PAYMENT OF SCRIP DIVIDENDS

128.1	Subject to the provisions of the Acts, but without prejudice to Article 76, the board may allot to those holders of a particular class of shares who have elected to receive them further shares of that class or shares of any other class in either case credited as fully paid (“new shares”) instead of cash in respect of all or part of any dividend or dividends, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

128.2	The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from such source as the board may deem appropriate for the business day on which the relevant class of shares is first quoted “ex” the relevant dividend (or such other date as the board may deem appropriate) and the four subsequent business day(s). A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

128.3	The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article including, without limitation:
(a)	the giving of notice to holders of the right of election offered to them;

(b)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)	determination of the procedure for making and revoking elections;

(d)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

(e)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).
128.4	The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in Article 128.2. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation pursuant to Article 129. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 129.

128.5	The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

128.6	In relation to any particular proposed dividend, the board may in its absolute discretion decide:
(a)	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(b)	at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.
129.	CAPITALISATION OF RESERVES

Subject to the provisions of the Acts, the board may:
(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:
(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than US$5, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and
(e)	generally do all acts and things required to give effect to the resolution.
130.	CAPITALISATION OF RESERVES — EMPLOYEES’ SHARE SCHEMES

130.1	This Article (which is without prejudice to the generality of the provisions of the immediately preceding Article 129) applies where:
(a)	a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; and

(b)	pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.
130.2	In any such case the board shall:
(a)	transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the “cash deficiency”) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	subject to Article 130.4, not apply that reserve account for any purpose other than paying up the cash deficiency on the allotment of those shares.
130.3	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall, subject to the provisions of the Acts:
(a)	appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares;

(b)	apply that amount in paying up the deficiency on the nominal value of those shares; and

(c)	allot those shares credited as fully paid to the person entitled to them.
130.4	If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

130.5	No right shall be granted under any employees’ share scheme under Article 130.1(a) and no adjustment shall be made as mentioned in Article 130.1(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this Article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

131.	RECORD DATES

Notwithstanding any other provision of the Articles, but subject to the provisions of the Acts and rights attached to shares, the board may fix any date (which shall not be more than 60 days before the date on which a dividend, distribution, allotment or issue is declared, made or paid) as the record date for a dividend, distribution, allotment or issue.
ACCOUNTS
132.	TREASURER

132.1	The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board.

132.2	The treasurer shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board at its meetings, or when the board so requires, an account of all his or her transactions as treasurer, and of the financial condition of the Company, which account may be submitted directly or through the chief financial officer. The treasurer shall perform such other duties and have such other authority and powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

132.3	If required by the board, the treasurer shall give the Company a bond in such sum, and with such surety or sureties, as shall be satisfactory to the board for the faithful execution of the duties of his or her office, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

132.4	The assistant treasurers, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board may from time to time prescribe or the chief executive officer may from time to time delegate.

133.	KEEPING AND INSPECTION OF ACCOUNTING RECORDS

133.1	The board shall ensure that accounting records are kept in accordance with the provisions of the Acts.

133.2	The accounting records shall be kept at the office or, subject to the provisions of the Acts, at another place decided by the board and shall be available at all times for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Acts or he is authorised by the board or by an ordinary resolution of the Company.

134.	ACCOUNTS TO BE SENT TO MEMBERS ETC.

134.1	In respect of each financial year, a copy of the Company’s annual accounts, the directors’ report and the auditors’ report on those accounts and on the directors’ report shall be sent to:
(a)	every member (whether or not entitled to receive notices of general meetings);

(b)	every holder of debentures (whether or not entitled to receive notices of general meetings); and

(c)	every other person who is entitled to receive notices of general meetings not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts.

This Article does not require copies of the documents to which it applies to be sent to:

(d)	a person for whom the Company does not have a current address; or

(e)	more than one of the joint holders of shares or debentures.
134.2	The board may determine that persons entitled to receive a copy of the Company’s annual accounts, the directors’ report and the auditors’ report on those accounts and on the directors’ report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

134.3	Where permitted by the Acts, a summary financial statement derived from the Company’s annual accounts and the directors’ report in the form and containing the information prescribed by the Acts may be sent to a person so electing in place of the documents required to be sent by Article 134.1.

135.	EXTERNAL AUDITOR

The audit committee of the board shall have exclusive authority and responsibility to recommend, approve the compensation of, and oversee the Company’s external audit firm. The external auditor shall be recommended by the audit committee on an annual basis, and such auditor recommendation shall be submitted for shareholder approval at each annual general meeting.
NOTICES
136.	NOTICES TO BE IN WRITING

136.1	A notice to be given to or by any person pursuant to the Articles shall be in writing.

136.2	Where any notice is required to be given under the Acts or the Articles, to the extent permitted by the Acts, a waiver thereof in writing and signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

137.	SERVICE OF NOTICES, DOCUMENTS AND INFORMATION ON MEMBERS

137.1	Any notice, document or information may be given, sent or supplied by the Company to any member:
(a)	personally;

(b)	by sending it by post in a pre-paid envelope addressed to the member at his registered address, or by leaving it at that address;

(c)	by sending it in electronic form to the electronic address specified for the purpose by the member (generally or specifically), provided that the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(d)	subject to the provisions of the Acts, by making it available on a website, provided that the requirements in Article 137.2 are satisfied.

137.2	The requirements referred to in Article 137.1(d) are that:
(a)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning with the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(b)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (“notification of availability”);

(c)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, date and time of the meeting, and states whether it will be an annual general meeting; and

(d)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and, in all other cases, throughout the period specified by any applicable provision of the Acts or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.
137.3	In the case of joint holders of shares:
(a)	it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register in respect of the joint holding (the “first named holder”) only; and

(b)	anything to be agreed or specified in relation to any notice, document or information to be sent or supplied to them may be agreed or specified by the first named holder and any such agreement or specification shall be binding on all the joint holders.
137.4	For the avoidance of doubt, the provisions of this Article 137 are subject to Article 43.

137.5	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

138.	EVIDENCE OF SERVICE

138.1	Any notice, document or information given, sent or supplied by the Company to the members or any of them:
(a)	by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

(b)	by electronic means, shall be deemed to have been received 6 hours after it was sent provided that the Company is able to show that it was properly addressed;

(c)	by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this Article or, if later, the date on which it is first made available on the website.
138.2	Any notice, document or information given, sent or supplied by the Company by any other means authorised in writing by the member concerned is deemed to be received when the Company has taken the action it has been authorised to take for that purpose.

138.3	A member present in person or by proxy at a meeting or at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

139.	NOTICE BINDING ON TRANSFEREES ETC.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of CA 2006) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

140.	NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

Where a person is entitled by transmission to a share, any notice, document or information may be given, sent or supplied by the Company to that person as if he were the holder of a share by sending or delivering it in any manner authorised by the Articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation), at the address supplied for that purpose by the person claiming to be entitled by transmission. Until such an address has been supplied, any notice, document or information may be given, sent or supplied in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to any other person interested in the share.

141.	VALIDATION OF DOCUMENTS IN ELECTRONIC FORM

141.1	Where a document is required under the Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:
(a)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the board may approve; or

(b)	be accompanied by such other evidence as the board may require in order to be satisfied that the document is genuine.
141.2	The Company may designate mechanisms for validating any document in electronic form and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 42 and 62.

142.	DISPUTE RESOLUTION

142.1	The courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such against the Company and/or the board and/or any of the directors individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise.

142.2	Damages alone may not be an adequate remedy for any breach of this Article 142, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

142.3	The governing law of the Articles is the substantive law of England.

142.4	For the purposes of this Article 142:
(a)	a “dispute” shall mean any dispute, controversy or claim;

(b)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(c)	“director” shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.
MISCELLANEOUS
143.	DESTRUCTION OF DOCUMENTS

143.1	The Company may destroy:
(a)	a share certificate which has been cancelled at any time after one year from the date of cancellation;

(b)	a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(c)	an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

(d)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.
143.2	It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:
(a)	the provisions of this Article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(b)	nothing contained in this Article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and

(c)	references in this Article to the destruction of a document include reference to its disposal in any manner.
144.	WINDING UP

Subject to the provisions of the Articles, on a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

145.	INDEMNITY

145.1	To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:
(a)	indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)	indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme;

(c)	create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 145.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
145.2	Where a person is indemnified against any liability in accordance with Article 145.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

APPENDIX
SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE
AMERICAN DEPOSITARY SHARES
REPRESENTING ORDINARY SHARES OF
ENSCO INTERNATIONAL PLC
     Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Ensco International plc (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.
     Pursuant the Rights Plan, the Board would declare and issue one American Depositary Share Purchase Right (a “Right”) for each outstanding Class A Ordinary Share, nominal value $0.10 per share, of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per ADS specified in the Rights Plan, to have delivered to such holder from a third party, acting as the depositary for the American Depositary Shares (“ADSs”) representing Ordinary Shares, one ADS, subject to adjustment.
     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (a “group”) has acquired beneficial ownership of 20% or more of the outstanding Ordinary Shares and ADSs (without duplication) (such person or group, an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of 20% or more of the outstanding Ordinary Shares and ADSs (without duplication) being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual ADS or Ordinary Share, as applicable, and the Rights would be transferred with and only with the Ordinary Shares or ADSs, as applicable.
     After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares and ADSs (without duplication) as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights, and the Rights would then be separately transferable.
     The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.
     After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of ADSs having a market value of two times the exercise price for the Right.
     In the event that, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party, proper provisions would be made so that each holder of a Right

(other than Rights held by or on behalf of an Acquiring Person which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (or its parent) that at the time of such acquisition would have a market value of two times the exercise price of the Right.
     At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Ordinary Shares and ADSs (without duplication), the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for ADSs at an exchange ratio of one ADS per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.
     At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).
     Prior to the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of Association of the Company. After the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).
     Prior to the exercise of a Right, a Right would not entitle the holder thereof to any rights as an ADS holder or shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of such Right.

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